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                                                                   EXHIBIT 10(c)


             AMENDMENT TO ALLETE DIRECTOR COMPENSATION DEFERRAL PLAN
             -------------------------------------------------------
                            Effective January 1, 2005


         WHEREAS, ALLETE, Inc. (the "Company") maintains the ALLETE Director Compensation Deferral Plan (the "Plan"); and

         WHEREAS, the American Jobs Creation Act of 2004 added a new section 409A to the Internal Revenue Code establishing new rules regarding the taxation of non-qualified deferred compensation plans, effective for amounts deferred after December 31, 2004 (the "New Law"); and

         WHEREAS, under the new law, amounts deferred on and after January 1, 2005 under the Plan would be immediately taxable to participants; and

         WHEREAS, the Executive Compensation Committee of the Board of Directors of the Company has instructed management to prepare a new deferred compensation plan (a "New Plan") that will comply with the New Law to be adopted by the Company no later than December 31, 2005; and

         WHEREAS, recent guidance issued by the Internal Revenue Service specifies that amounts earned by Plan participants in 2004 that become payable in 2005 will, if subject to a deferral election, be treated as amounts deferred after December 31, 2004 for purposes of the New Law; and

         WHEREAS, such recent guidance also allows deferred compensation plans to be amended to give participants the opportunity to revoke, in whole or in part, certain outstanding elections to defer compensation; and

         WHEREAS, such recent guidance also allows participants to elect to defer certain performance-based compensation based on services performed over a period of at least 12 months no later than 6 months before the end of that period; and

         WHEREAS, it is desirable to preserve the deferral of taxes on 2004 compensation (which is payable in 2005), and 2005 compensation subject to deferral elections for Plan participants who do not revoke their elections to defer such compensation; and

         WHEREAS, it is therefore desirable to amend the Plan (1) to reflect the cessation of further deferrals thereunder after 2004; (2) to provide Plan participants with the opportunity to revoke their deferral elections for their 2004 compensation (which is payable in 2005) and 2005 compensation and make new deferral elections for their 2005 compensation; and (3) to the extent that any such deferral elections are not so revoked, to redirect the deferral of 2004 deferred compensation (which is payable in 2005) and 2005 deferred compensation to a New Plan.

         NOW, THEREFORE, effective as of January 1, 2005, the Plan is hereby amended as follows:

1. Section 3 of the Plan is hereby amended by adding the following new sections 3.4 and 3.5 to the end thereof:


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         3.4      CESSATION OF DEFERRALS.

         Notwithstanding any other Plan provision to the contrary, no amount of compensation as a Director which is payable by the Company in cash earned for services performed in Plan years beginning after December 31, 2004 shall be deferred under this Plan. Accordingly, any election to make any deferral under this plan shall terminate as to future cash compensation as of December 31, 2004 and shall no longer have any force or effect under this Plan as to future cash compensation. Subject to
         Section 3.5 hereof, cash compensation that was earned in 2004 but paid in 2005 and cash compensation that was earned in 2005, in each case, that are subject to deferral elections made under the terms of this Plan shall not be credited under this Plan, but shall be credited under a new plan to be adopted in 2005 (a "New Plan") in accordance with the terms of the New Plan and shall be subject to the terms and conditions of such New Plan, including, without limitation, its distribution provisions. No new deferral elections shall be made under this Article 3 with respect to amounts earned after December 31, 2004. Investment earnings (and losses) shall continue to be credited (or debited) to each Director's account as provided in this Article 3.

         3.5      OPPORTUNITY TO REVOKE ELECTION.

         Notwithstanding anything contained herein to the contrary, (i) any Director who elected to defer 2004 cash compensation which is payable in 2005 may revoke his or her election in its entirety; (ii) any Director who elected a 2005 deferral may revoke his or her election in part or in its entirety; and (iii) any Director who elected a 2005 deferral may file a new deferral election with respect to such 2005 deferral, in each case as provided in this Section 3.5. Such revocation election with respect to a 2004 deferral and/or 2005 deferral or new deferral election with respect to 2005 deferral must be in writing on a form provided by the administrator and must be filed with the administrator on or before January 28, 2005. Any Director who revokes his or her 2004 deferral election as provided herein shall receive such compensation in cash at or about the same time that such amount is paid to other Directors of the Company. Any Director who revokes his or her 2005 deferral election will be paid in accordance with the Company's standard Director compensation practices.


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IN WITNESS WHEREOF, ALLETE, Inc. has  caused this  instrument to be executed  by its duly authorized officers.

                                      ALLETE, Inc.


                                      /s/ Donald J. Shippar
                                      -------------------------------------
                                      Donald J. Shippar
                                      President and Chief Executive Officer


ATTEST:



/s/ Deborah A. Amberg
-------------------------------
Deborah A. Amberg
Vice President, General Counsel
and Secretary